UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 5, 2023 (June 30, 2023)
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Commission File Number: 0-26640

POOL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		36-3943363
(State or other jurisdiction of		(IRS Employer
incorporation or organization)		Identification No.)

109 Northpark Boulevard,
Covington,	Louisiana	70433-5001
(Address of principal executive offices)		(Zip Code)
(985) 892-5521
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	POOL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2023, Pool Corporation (the “Company”) entered into the Second Amendment to the Second Amended and Restated Credit Agreement (the “Credit Facility Amendment”) by and among Pool Corporation as U.S. Borrower, SCP Distributors Canada Inc. as Canadian Borrower, SCP International, Inc. as Euro Borrower, the Subsidiary Guarantors party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders party thereto. The Credit Facility Amendment updated the index used for the Base Rate (as further defined within the Credit Facility Amendment) from the London Interbank Offered Rate Market Index Rate to the Term Secured Overnight Financing Rate Index Rate. The Credit Facility Amendment also increased the maximum amount for the Accounts Securitization (as further defined within the Credit Facility Amendment) from $350,000,000 to $500,000,000 and increased the Canadian Dollar Commitment, Euro Commitment and Swingline Commitment (all as further defined within the Credit Facility Amendment) to $50,000,000 each.

The Company also entered into the Second Amendment to Credit Agreement (the “Term Facility Amendment”) on June 30, 2023, by and among Pool Corporation as Borrower, the Guarantors party thereto and Bank of America, N.A. as Lender. The Term Facility Amendment updated the index used for the Base Rate (as further defined within the Term Facility Amendment) from the London Interbank Offered Rate Market Index Rate to the Term Secured Overnight Financing Rate Index Rate.

In the ordinary course of business, the Company and its affiliates have engaged, and may in the future engage, certain parties to the Credit Facility and Term Facility Amendments or their affiliates to provide commercial banking, investment banking or other services for which the Company or its affiliates have paid or will pay customary fees or commissions.

The descriptions of the amendments set forth above are qualified by reference to the Credit Facility and Term Facility Amendments, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K.

The Credit Facility and Term Facility Amendments are included as exhibits to this Form 8-K to provide you with information regarding the terms of the agreements and are not intended to provide any other factual or disclosure information about the Company or the other parties thereto. The agreements contain representations, warranties and covenants that the parties thereto made to each other as of specific dates. These representations and warranties may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors or may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1
Second Amendment to the Second Amended and Restated Credit Agreement, dated June 30, 2023, among Pool Corporation as U.S. Borrower, SCP Distributors Canada Inc. as Canadian Borrower, SCP International, Inc. as Euro Borrower, the Subsidiary Guarantors party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and certain other lenders party thereto.

10.2	Second Amendment to Credit Agreement, dated June 30, 2023, among Pool Corporation as Borrower, the Guarantors party thereto and Bank of America, N.A. as Lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOL CORPORATION

By:	/s/ Melanie Housey Hart
Melanie Housey Hart
Vice President and Chief Financial Officer

Dated: July 5, 2023